For Immediate Release	Company	Randy Harp
Tuesday, June 21, 2011	Contact:	(580) 436-1234

Pre-Paid Legal Shareholders Approve Merger Agreement

ADA, OK, June 21, 2011 - Pre-Paid Legal Services, Inc. (NYSE: PPD, "Pre-Paid" or the "Company") announced that Pre-Paid’s shareholders adopted the previously announced merger agreement, dated January 30, 2011, among Pre-Paid, MidOcean PPL Holdings Corp. and PPL Acquisition Corp. at today’s special meeting.

More than 99% of the shares voting at the meeting were voted in favor of the adoption of the merger agreement, representing approximately 82% of Pre-Paid’s total outstanding shares of common stock as of the May 13, 2011 record date for the meeting. Approval of the proposal to adopt the merger agreement required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

Upon consummation of the merger, Pre-Paid’s shareholders will receive $66.50 in cash for each share of Pre-Paid common stock they own, other than shareholders that properly exercise appraisal rights.

About Pre-Paid Legal Services, Inc.
We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about our products and us can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the merger may be delayed or may not be consummated; the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee of $21.5 million; the risk that if Parent breaches the Merger Agreement, the maximum amount the Company could recover from Parent is $50 million; risks related to the diversion of management’s attention from our ongoing business operations; risks regarding the failure of Parent to obtain the necessary financing to complete the merger; and the effect of the announcement of the proposed merger or operational activities taken in anticipation of the merger on our business relationships (including, without limitation, employees, members, associates and provider law firms), operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement; the amount of the costs, fees, expenses and charges related to the merger.

Additional risk factors that may affect future results are contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are available at the SEC’s website www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.